UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2003
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

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ITEM 5. OTHER EVENTS

The United States Environmental Protection Agency ("EPA") and the State of Wisconsin ("Wisconsin") announced on October 1, 2003, that WTM I Company ("WT"), a subsidiary of Chesapeake Corporation ("Chesapeake"), and P.H Glatfelter Company ("Glatfelter") have entered into a Consent Decree (the "Consent Decree") regarding the remediation of Operable Unit 1 ("OU1") of the lower Fox River site. WT, Glatfelter and five other companies have been identified as potentially responsible parties for remediation and natural resource damages related to alleged releases of polychlorinatedbiphenyls ("PCBs") into the Fox River and Green Bay System in Wisconsin. OU1 is the reach of the Fox River that is farthest upstream and is immediately adjacent to the former WT mill from which the alleged discharges of PCB's occurred.

Under the terms of the Consent Decree, WT and Glatfelter agree to perform appropriate remedial action in accordance with the Record of Decision for OU1 signed in December 2002 (the "ROD"). The remedial action will be performed under oversight by EPA and the Wisconsin Department of Natural Resources. To fund the remedial action, WT and Glatfelter will each pay $25 million to an escrow account, and EPA and Wisconsin will use their best efforts to obtain an additional $10 million from another source to supplement the funding. Additional assistance will be sought from other entities. Chesapeake believes the required remedial action can be completed with the expected funding.

Upon completion of the remedial action to the satisfaction of EPA and Wisconsin, WT and Glatfelter will receive covenants not to sue from EPA and Wisconsin for OU1, subject to conditions typical of settlements under the Comprehensive Environmental Response, Compensation and Liability Act. If the funding provided through the Consent Decree is not adequate to pay for the required remedial action, WT and Glatfelter have the option, but not the obligation, to contribute additional funds to complete the remedial action. WT remains potentially liable for the additional costs necessary to achieve the performance standards specified in the ROD.

Under the terms of the proposed Consent Decree, WT will also pay EPA and Wisconsin $375,000 for past response costs, and will pay $1.5 million for natural resource damages ("NRD") for the Fox River site and $150,000 for past NRD assessment costs. These payments will be credited toward WT's potential liability for response costs and NRD associated with the site as a whole.

The amounts to be paid under the Consent Decree are generally consistent with our previous estimates of the OU1 remediation and restoration costs in our determination of WT's reasonably likely share of the ultimate remediation and restoration costs and NRD for the Fox River site and the determination of our current accrual for those costs. We continue to believe that the costs and damages within our estimated range of liability should be indemnified by a prior owner of the mill from which the alleged discharges of PCBs occurred.

The United States has lodged the Consent Decree with the United States District Court for the Eastern District of Wisconsin, for court review and approval. The Consent Decree is also subject to public comment and is not expected to be approved by the Court until 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: October 2, 2003	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

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